Exhibit 99.7
NOTICE OF GUARANTEED DELIVERY
This form, or one substantially equivalent to this form, must be used to exercise non-transferrable subscription rights (“Rights”) pursuant to a rights offering (the “Rights Offering”) described in the prospectus dated October 23, 2023 (the “Prospectus”) of Lazydays Holdings, Inc. , a Delaware corporation (the “Company”), if a holder of Rights cannot deliver the rights certificate(s) evidencing the Rights (the “Rights Certificate(s)”) to Broadridge Corporate Issuer Solutions, LLC, the subscription agent (the “Subscription Agent”), at or prior to 5:00 p.m., Eastern Time, on November 14, 2023 (such time, the “Expiration Date”), as it may be extended by the Company in its sole discretion. This Notice of Guaranteed Delivery must be received by the Subscription Agent on or prior to the Expiration Date. See the section titled “The Rights Offering—Guaranteed Delivery Procedures” in the Prospectus. Holders must subscribe assuming the Subscription Price is the Initial Price of $6.399 per share. If the Alternate Price is lower than the Initial Price, the number of shares of Common Stock that you are entitled to purchase for each Right will be proportionally higher. If the Alternate Price is lower than the Initial Price, any excess subscription amounts paid by you will be applied to the purchase of additional shares of Common Stock (either towards the Holder’s basic subscription right or towards your over-subscription right if you already exercised your basic subscription right in full). If you request and pay for more shares of Common Stock than are allocated to you, we will refund the overpayment, without interest or deduction.Payment in full of the Initial Price of $6.399 per whole share for each share of Common Stock subscribed for upon exercise of such Rights must be received, including final clearance of any checks, by the Subscription Agent in the manner specified in the Prospectus at or prior to the Expiration Date, even if the Rights Certificate(s) evidencing such Rights is being delivered pursuant to the procedure for guaranteed delivery thereof. The Rights Certificate(s) evidencing such Rights must be received by the Subscription Agent within two (2) business days following the date of this Notice of Guaranteed Delivery. See the sections titled “The Rights Offering—Method of Subscription—Exercise of Rights” and “The Rights Offering—Method of Payment” in the Prospectus.
The address of the Subscription Agent is as follows:
By mail:*	By hand delivery or overnight courier, excluding U.S. Postal Service:

Broadridge Corporate Issuer Solutions, LLC Attn: BCIS Re-Organization Dept. P.O. Box 1317 Brentwood, NY 11717-0718	Broadridge Corporate Issuer Solutions, LLC Attn: BCIS IWS 51 Mercedes Way Edgewood, NY 11717
DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.
If you have any questions concerning the rights offering, you may contact Broadridge Corporate Issuer Solutions, LLC by telephone (888) 789-8409 or by email (shareholder@broadridge.com).

Ladies and Gentlemen:
The undersigned hereby represents that he or she is the holder of Rights Certificate(s) representing Rights issued by Lazydays Holdings, Inc. and that such Rights Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., Eastern Time, on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise the following Rights, pursuant to the Basic Subscription Right and the Over-Subscription Right as described in the Prospectus:
No. of whole shares subscribed for pursuant to exercise of Basic Subscription Right:
plus
No. of additional shares subscribed for pursuant to exercise of Over-Subscription Right:
TOTAL SHARES SUBSCRIBED:
times Initial Price per whole share
TOTAL PAYMENT DUE:
The undersigned understands that payment of the Initial Price of $6.399 per whole share for each share of Common Stock subscribed pursuant to the Basic Subscription Right(s) and the Over-Subscription Right(s), if applicable, must be received by the Subscription Agent at or before 5:00 p.m., Eastern Time, on the Expiration Date and represents that such payment, in the aggregate amount set forth above, either (check appropriate box):
☐	is being delivered to the Subscription Agent herewith; or

☐	has been delivered separately to the Subscription Agent, and is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

☐	certified bank or cashier’s check drawn upon a U.S. bank payable to “Broadridge Corporate Issuer Solutions, LLC”; or

☐	wire transfer of immediately available funds
If by check, please provide the following information:
Name of maker:
Date of check, draft or money order:
Bank on which check is drawn or issuer of money order:
Check, wire reference or identifying number:
Signature(s):
Name(s):
Address:

Telephone:
(please print or type)
Account No.(s):

GUARANTEE OF DELIVERY
(Not to Be Used for Rights Certificate Signature Guarantee)
The undersigned, a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Rights being exercised hereby, with any required signature guarantee and any other required documents, all within two (2) business days after the date hereof.
Dated:

(Address)

(Name of Firm)

(Area Code and Telephone Number)

(Authorized Signature)
The institution that completes this form must communicate the guarantee to the Subscription Agent and must deliver the Rights Certificate(s) to the Subscription Agent within the time period shown in the Prospectus. Failure to do so could result in a financial loss to such institution.